Exhibit 99.1

One Jake Brown Road Old Bridge, NJ 08857 Tel: 732-679-4000 Fax: 732-679-4353 www.blondertongue.com

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Appointment of John Burke as Director

OLD BRIDGE, New Jersey—January 27, 2020—Blonder Tongue Laboratories, Inc. (NYSE American:BDR) announced today the appointment of John Burke to its board of directors.

Mr. Burke is a seasoned senior operating executive with more than 25 years’ experience working with both large-scale and emerging businesses. He currently serves as a Managing Partner of Vetust Advisors, which provides strategic and management consulting services to a variety of businesses. Mr. Burke previously served as Executive Vice President and Chief Operating Officer of Rovi Corporation (since re-named TiVo) from 2014 to 2016, where he led the transformation of the company’s content discovery, user interface, and data analytics businesses, including the acquisition of TiVo. Prior to joining Rovi, he led a number of different businesses for ARRIS Group, Motorola, Motorola Mobility and General Instrument. Mr. Burke also is an active investor, advisor, and board member to several early stage companies focused on data analytics, machine learning, and workforce optimization.

Mr. Burke holds a Bachelor of Science in Business Administration from The Ohio State University, a Masters of Business Administration from St. Joseph’s University and attended the Executive Leadership Program at Northwestern University’s Kellogg School of Business.

Commenting on Mr. Burke’s appointment, Steven Shea, Blonder Tongue’s Chairman of the Board said: “We are extremely pleased to welcome John Burke to our Board of Directors. John’s record of strategic and operational leadership and intimate, in-depth knowledge of the cable, video and communications markets puts him in the position to provide us valuable guidance on product, market and strategic matters.”

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility for over 50 years. The company offers U.S. based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the company and its products can be found at www.blondertongue.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2018. (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch
Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000